Exhibit 10.3
SUMMIT FINANCIAL GROUP, INC.
FORM OF QUALIFIED STOCK OPTION GRANT AGREEMENT
FOR OFFICERS

(Fully-Vested)

1.
Grant of Option.  Subject to the terms and conditions of this Qualified Stock Option Grant Agreement (“Agreement”) and the 2009 Officer Stock Option Plan (“Plan”), dated ____________, 2009, which has been adopted by SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation (“Corporation”) and which is incorporated herein by reference, an Option to purchase a total of _____ shares of $2.50 par value common stock of the Corporation’s Common Stock at a price of ___________________ Dollars and ___ Cents ($______) per share is hereby granted to _____________________ (“Participant”) as of the date of this Agreement as affixed below with its execution (“Date of Grant”).

2.
Inclusion of Parent, Subsidiary and Successor Corporations.  For purposes of this Agreement, employment by a parent and or subsidiary of the Corporation shall be considered employment by the Corporation.  As used in this Section, the term “Corporation” shall include the parent and all present and future subsidiaries of the Corporation as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (‘Code’).  This Agreement shall be binding upon any successor or successors of the Corporation and reference herein to the Corporation, unless clearly inapplicable, shall be deemed to include any such successor or successors of the Corporation.

3.	Qualified Stock Option. This option is intended to qualify as an option of the type described in Section 422 of the Code (“Qualified Stock Option”).

4.
Vesting Schedule.  Subject to any conflicting limitations in the Agreement, the Option shall become immediately vested and exercisable.  The Option shall be exercisable prior to the tenth anniversary of the date of grant (hereinafter the “Expiration Date”).   Immediately upon the date of grant, the Participant  may purchase up to one hundred percent (100%) of the total shares subject to this option which represent _____% of the Total Number of Common Stock Shares Under Option.

Participant agrees to exercise the Option in increments of not less than fifty (50) shares.

5.	Termination of Option.

(a)
The Option and all rights granted under this Agreement with respect to the Option, to the extent not previously exercised, shall terminate and become null and void on and after the ____________ anniversary of the Date of Grant (“Termination Date”); provided, however, that the Option may not be exercised at any time on or after the Expiration Date.

(b)
Continuous Employment Required.  Except as otherwise provided in this Section, a Participant must be an employee of the Corporation from the date of grant of a Qualified Stock Option until the date that is three (3) months prior to the exercise of the Qualified Stock Option.  If a Participant is terminated due to a permanent disability, said Participant must be an employee of the Corporation from the grant of a Qualified Stock Option until one (1) year prior to the exercise of the Qualified Stock Option.  An employment relationship will be treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed ninety (90) days, or, if longer, the Participant’s right to re-employment is guaranteed either by statute or by contract.  Employment shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations or any successor regulations, and if this Option shall be assumed or a new Option substituted therefore in a transaction to which Code Section 424(a) applies, employment by such successor corporation shall be considered for all purposes of this Option to be Employment by the Corporation.

(c)
Termination.  In the event of termination of the employment of a Participant prior to the Expiration Date by either the Participant or the Corporation to whom an Option has been granted under the Plan, other than a termination of employment by reason of retirement (as defined in subsection (d) of this Section 5), permanent disability (as defined in subsection (e) of this Section 5), or death, the Participant may exercise such Vested Options until the earlier of (i) the expiration of the stated term of the Option, or (ii) a period of ninety (90) days from the date of such termination.

(d)
Retirement.  If a Participant’s continuous employment with the Corporation terminates by reason of his or her retirement, pursuant to the definition in the Plan, from the Corporation at a retirement date authorized by the Committee prior to the Expiration Date, the retired Participant, may exercise Vested Options until the shorter of (i) the expiration of the stated term of the Option or (ii) for a period of ninety (90) days from the date of such retirement.

(e)
Permanent Disability.  If a Participant’s continuous employment terminates prior to the Expiration Date by reason of a permanent disability, as defined in Code Section 22(e)(3) of the Code, as amended from time to time, and as determined by the Committee in its discretion based upon such documentation and information as the Committee may require the Participant to submit for purposes of establishing permanent disability pursuant to this subsection (e) of Section 5, then a Participant who is determined to be permanently disabled pursuant to this subsection (e) of Section 5 may exercise Vested Options until the earlier of (i) the expiration of the stated term of the Option, or (ii) one (1) year after a Participant’s continuous employment with the Corporation is terminated by reason of a permanent disability as established pursuant to this subsection (e) of Section 5.

(f)
Death.  If a Participant’s continuous employment terminates by reason of his or her death prior to the Expiration Date, then the Vested Options of the deceased Participant may be exercised during the period the Option would have been exercisable if the deceased Participant had not died and had remained in employment, by the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution.  Notwithstanding the previous sentence, a Participant must be an employee of the Corporation or its subsidiaries (i) at the time of the Participant’s death or (ii) within three (3) months of the Participant’s death to entitle the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution to exercise said Option.

6.
Exercise of Option.  Subject to Section 5 of this Agreement, Participant may exercise the Option with respect to all or any part of the number of shares then exercisable under this Agreement by giving the Committee written notice of intent to exercise, of the number of shares to be purchased, the exercise date, and making full payment of the Option price, all in accordance with Sections 8 and 9 of the Plan.

7.
Adjustment of and Changes in Stock of the Corporation.  Pursuant to Section 11 of the Plan, in the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of stock subject to the Option or in the Option price.  All provided, however, that any such adjustments shall be accomplished so that such Qualified Stock Option shall continue to be an incentive stock option within the meaning of Code Section 422.  However, in no event shall this Section 7 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Code Section 409A; and provided, further, that such adjustment shall be made in accordance with Code Section 424(h).

8.
Change of Control. Pursuant to Sections 11(b) and 12 of the Plan, in the event of a Change of Control, the Participant shall become one hundred percent (100%) Vested as of the date of such Change of Control in all Options granted hereunder and all such Options shall become exercisable regardless of the number of years that have passed since the Date of Grant and regardless of any vesting provisions in this Agreement to the contrary.  All provided that the Participant must be an employee on the date the Change of Control is deemed to have occurred in order to have the vesting of outstanding Options accelerated.  Notwithstanding any provision in this Section to the contrary, no extension to the Term of an Option shall be extended beyond the original Term of said Option.

9.
No Rights of Stockholders.  Neither Participant nor any personal representative of Participant shall be, or shall have any of the rights and privileges of, a stockholder of the Corporation with respect to any shares of stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

10.
Employment Not Affected.  Nothing contained in the Plan or this Option shall be construed or deemed by any person under any circumstances to bind the Corporation to continue the employment of the Participant for the period within which this Option may be exercised.

11.
Nontransferability of Option.  Except as provided in Section 5 of this Agreement, no rights granted under this Agreement or any Option hereunder may be transferred in any manner as this Option is personal and may be exercised only by Participant while he or she is an employee of the Corporation.  In the event of (i) any attempt by Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option, except as provided in this Agreement, or (ii) the levy of any attachment, execution, or similar process upon the rights or interests conferred by this Agreement, the Corporation may terminate the Option by notice to Participant and upon such notice the Option shall become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

12.
Limitations on Disposition of Qualified Stock Option Shares.  It is understood and intended that this Option shall qualify as a Qualified Stock Option, an option of the type described in Section 422 of the Code.  The Participant understands that to obtain the benefits of a Qualified Stock Option, no sale or other disposition may be made of any shares acquired upon exercise of the Option within one year after the day of the transfer of such shares to him or her, nor within two years after the grant of the Option, subject to the exceptions described in Sections 7(h) and 10(d) of the Plan.  If the Participant intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such shares within said periods, he or she will notify the Corporation in writing within ten days after such disposition.

13.
Amendment of Option. The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment shall deem necessary or advisable, or to conform to any change in any law or regulation applicable thereto; or (ii) other than in the circumstances described in clause (i), with the consent of Participant.  All provided that (i) no such amendment or modification shall be effective if it would cause this Agreement to violate Code Sections 409A and/or 422 and the regulations and guidance thereunder and consequently cause this Agreement to be subject to 409A or cause any Qualified Stock Option granted hereunder to be treated as a Non Qualified Stock Option.

14.
Notice. Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its President at its principal office in West Virginia, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Corporation.  Any notice shall be deemed to be duly given if and when properly addressed and posed by registered or certified mail, postage prepaid.

15.
Incorporation of Plan by Reference.  The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.  The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties to this Agreement and any other person claiming an interest under the Agreement, with respect to any issue arising under it or the Plan.  Unless otherwise expressly stated herein, in the event of any inconsistency between the terms and conditions of the Plan and this Agreement, the terms of the Plan shall control.  Any defined term used in this Agreement is, unless specifically defined otherwise, given the meaning as defined in the Plan.

16.
Construction.  If any provision of this Agreement is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Agreement, but shall be fully severable, and the Agreement shall be construed and enforced as if the illegal or invalid provisions had never been inserted.  For all purposes of the Agreement, where the context permits, the singular shall include the plural, and the plural shall include the singular.  All decisions of the Board or the Committee upon questions regarding the Agreement shall be conclusive and binding on all persons.  The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms of provisions hereof.

17.
Governing Law.  The validity, construction, interpretation, and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of West Virginia, except to the extent preempted by federal law, which shall to that extent govern.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to execute and attest this Qualified Stock Option Grant Agreement, and to apply the corporate seal hereto, and Participant has placed his or her signature, effective as of the Date of Grant.

CORPORATION:
                                SUMMIT FINANCIAL GROUP, INC.

                                By: ____________________________________
                                H. Charles Maddy III
                                Its:           President and Chief Executive Officer

                                Attest: __________________________________

                                Title: ____________________________________

Participant acknowledges receipt of a copy of the Plan, a copy of which is attached, and represents that he or she is familiar with the terms and provisions of the Plan.  Participant hereby accepts this Option subject to all the terms and provisions of the Plan.  Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee, and, where applicable, the Board, upon any questions arising under the Plan.

Dated:                      __________________________

PARTICIPANT:
                                __________________________________

                                Sworn and subscribed before me this _____ day of _________________, 20___.

                                __________________________________
                                Notary Public

                                My Commission expires: __________________________.